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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF

                      GROUP MAINTENANCE AMERICA CORP.

                          AS OF JANUARY 31, 1997

A-ABC Appliance, Inc. (Texas)

A-1 Appliance & Air Conditioning, Inc. (Texas)

A-1 Mechanical of Lansing, Inc. (Michigan)

AA JARL, Inc. (Texas)

Air Conditioning Engineers, Inc. (Michigan)

Air Conditioning, Plumbing and Heating Service Co., Inc. (Colorado)

Airtron, Inc. (Delaware)

Airtron of Central Florida, Inc. (Florida)

All Service Electric, Inc. (Florida)

Arkansas Mechanical Services, Inc. (Arkansas)

Callahan Roach Products & Publications, Inc. (Colorado)

Central Carolina Air Conditioning Company (North Carolina)

Charlie Crawford, Inc. (Texas)

Costner Brothers, Inc. (South Carolina)

Dynamic Software Corporation (Maryland)

Evans Services, Inc. (Alabama)

GroupMAC Holding Corp. (Delaware)

GroupMAC Management Co. (Delaware)

Hallmark Air Conditioning, Inc. (Texas)

Hungerford Mechanical Corporation (Virginia)

Jerry Albert Air Conditioning, Inc. (Texas)

K & N Plumbing, Heating and Air Conditioning, Inc. (Texas)

Linford Service Company (California)

MacDonald-Miller Industries, Inc. (Washington)

Masters, Inc. (Maryland)

Mechanical Interiors, Inc. (Texas)

Paul E. Smith Co., Inc. (Indiana)

Southeast Mechanical Service, Inc. (Florida)

Sibley Services, Incorporated (Tennessee)

Sterling Air Conditioning, Inc. (Texas)

Suburban Acquisition Corp. (Delaware)

United Acquisition Corp. (Iowa)

Valley Wide Plumbing and Heating, Inc. (Colorado)

Van's Comfortemp Air Conditioning, Inc. (Florida)

Wiegold & Sons, Inc. (Florida)

Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio)

Yale Incorporated (Minnesota)